Exhibit 99.3

ITEM 2.	FINANCIAL INFORMATION.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 1, 2013, Nortek, Inc. (the “Company”) acquired all of the outstanding common stock of 2GIG Technologies, Inc. (“2GIG”) from APX Group, Inc. for $135 million, plus an additional amount of approximately $12.3 million calculated based upon 2GIG’s estimated closing working capital, which is subject to further post-closing adjustment, and the settlement of a receivable due from 2GIG to the Company as of the acquisition date of approximately $15.3 million.

On November 16, 2012, 2GIG, along with Vivint, Inc. and its subsidiaries (“Vivint”), was acquired by an investor group comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P., and certain co-investors and management investors (collectively, the “Investors”). This acquisition was accomplished through certain mergers and related reorganization transactions (collectively, the “Merger”) pursuant to which each of 2GIG and Vivint, and their respective subsidiaries, became indirect wholly-owned subsidiaries of 313 Acquisition LLC, an entity wholly-owned by the Investors. As a result of the Merger, 2GIG became wholly-owned by Vivint.

As a result of the Merger, the consolidated financial statements of 2GIG for 2012 are presented on two bases of accounting and not necessarily comparable: January 1 through November 16, 2012 (the “Predecessor”) and November 17 through December 31, 2012 (the “Successor”) which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The financial position and results of the Successor are not comparable to the financial position and results of the Predecessor due to the Merger and the basis of presentation of purchase accounting as compared to historical cost in accordance with Accounting Standards Codification 805 Business Combinations. For purposes of these unaudited pro forma condensed consolidated financial statements, the Predecessor and Successor periods have been included in the year ended December 31, 2012 pro forma results.

The following unaudited pro forma condensed consolidated financial statements include the unaudited pro forma condensed consolidated balance sheet as of March 30, 2013 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 30, 2013 and the year ended December 31, 2012. The unaudited pro forma condensed consolidated financial statements give pro forma effect, where applicable, to the 2GIG acquisition, as noted above.

The unaudited pro forma condensed consolidated balance sheet as of March 30, 2013 has been prepared by adjusting the actual balance sheets of the Company and 2GIG as if the acquisition of 2GIG had occurred on March 30, 2013.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 30, 2013 and the year ended December 31, 2012 have been prepared by adjusting the actual results of the Company and 2GIG as if the acquisition of 2GIG had occurred on January 1, 2012.

The acquisition pro forma adjustments reflect adjustments related to the acquisition of 2GIG and the Nortek consolidating pro forma adjustments include the elimination of certain intercompany transactions between Nortek and 2GIG and other pro forma adjustments related to the financing of the transaction.

Nortek’s fiscal first quarter ended on Saturday, March 30, 2013 while 2GIG’s fiscal first quarter ended on March 31, 2013. The different fiscal closing dates had no significant impact on the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred had the transactions described above taken place on the dates indicated above, nor are they necessarily indicative of the Company’s future results of operations.

NORTEK, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 30, 2013

		2GIG			Nortek Consolidating Pro Forma Adjustments
	Nortek Historical	Historical	Acquisition Pro Forma Adjustments					Nortek Pro Forma
	(Dollar amounts in millions)
	(Unaudited)
ASSETS
Current Assets:
Unrestricted cash and cash equivalents	$201.4	$3.4	$(147.3)	(a)	$85.0	(l)		$142.5
Restricted cash	0.2	–	–		–			0.2
Accounts receivable, net	289.9	42.6	(15.3)	(b)	–			317.2
Inventories, net	271.8	11.4	2.4	(c)	–			285.6
Prepaid expenses and other current assets	32.2	0.3	–		–			32.5
Prepaid income taxes	35.5	1.0	(0.1)	(d)	–			36.4

Total current assets	831.0	58.7	(160.3)		85.0			814.4
Total property and equipment, net	198.7	2.6	–		–			201.3
Goodwill	309.3	43.8	11.1	(e)	–			364.2
Intangible assets, net	604.3	67.6	36.4	(f)	–			708.3
Deferred debt expense	18.3	–	–		–			18.3
Other assets	21.4	0.1	–		–			21.5

Total Assets	$1,983.0	$172.8	$(112.8)		$85.0			$2,128.0

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Short-term bank and other obligations	$0.6	$5.1	$(5.1)	(g)	$–			$0.6
Current maturities of long-term debt	2.5	–	–		–			2.5
Accounts payable	184.2	31.7	(15.3)	(h)	–			200.6
Accrued expenses and taxes, net	218.1	8.5	(4.9)	(i)	–			221.7

Total current liabilities	405.4	45.3	(25.3)		–			425.4
Deferred income taxes	134.5	26.2	13.8	(j)	–			174.5
Other long-term liabilities	184.2	–	–		–			184.2
Notes, Mortgage Notes and Obligations Payable, Less Current Maturities	1,181.8	–	–		85.0	(m	)	1,266.8
Stockholders’ Investment:
Preferred stock	–	–	–		–
Common stock	0.1	–	–		–			0.1
Additional paid-in capital	194.5	–	–		–			194.5
Accumulated deficit	(78.3)	–	–		–			(78.3)
Accumulated other comprehensive loss	(25.3)	–	–		–			(25.3)
Less: Treasury stock	(13.9)	–	–		–			(13.9)
2GIG historical equity	–	101.3	(101.3)	(k)	–			–

Total stockholders’ investment	77.1	101.3	(101.3)		–			77.1

Total Liabilities and Stockholders’ Investment	$1,983.0	$172.8	$(112.8)		$85.0			$2,128.0

See Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

NORTEK, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 30, 2013

	Nortek Historical	2GIG			Nortek Consolidating Pro Forma Adjustments		Nortek Pro Forma
	Three Months Ended March 30, 2013	Historical	Acquisition Pro Forma Adjustments				Three Months Ended March 30, 2013
	(Dollar amounts in millions, except per share data)
	(Unaudited)
Net sales	$519.1	$60.2	$(4.1)	(a)	$(24.1)	(f)	$551.1
Cost of products sold	377.6	45.6	(4.4)	(b)	(23.1)	(g)	395.7

Gross profit	141.5	14.6	0.3		(1.0)		155.4
Selling, general and administrative expense, net	125.6	4.9	(0.2)	(c)	(0.5)	(h)	129.8
Amortization of intangible assets	11.3	1.9	1.5	(d)	–		14.7

Operating earnings (loss)	4.6	7.8	(1.0)		(0.5)		10.9
Interest expense	(24.6)	(0.1)	–		(0.5)	(i)	(25.2)

(Loss) earnings before (benefit) provision for income taxes	(20.0)	7.7	(1.0)		(1.0)		(14.3)
(Benefit) provision for income taxes	(4.9)	3.0	(0.5)	(e)	(0.4)	(j)	(2.8)

Net (loss) earnings	$(15.1)	$4.7	$(0.5)		$(0.6)		$(11.5)

Basic loss per share	$(0.98)						$(0.75)

Diluted loss per share	$(0.98)						$(0.75)

Weighted Average Common Shares:
Basic	15,331,415						15,331,415
Diluted	15,331,415						15,331,415

See Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

NORTEK, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Nortek Historical	2GIG				Nortek Consolidating Pro Forma Adjustments		Nortek Pro Forma
	Year Ended Dec. 31, 2012	Predecessor Jan. 1, 2012 – Nov. 16, 2012	Successor Nov. 17, 2012 – Dec. 31, 2012	Acquisition Pro Forma Adjustments				Year Ended Dec. 31, 2012
	(Dollar amounts in millions, except per share data)
	(Unaudited)
Net sales	$2,201.3	$112.0	$12.4	$(15.3)	(a)	$(63.1)	(f)	$2,247.3
Cost of products sold	1,560.9	85.4	9.9	(11.0)	(b)	(61.7)	(g)	1,583.5

Gross profit	640.4	26.6	2.5	(4.3)		(1.4)		663.8
Selling, general and administrative expense, net	468.5	20.0	6.2	(7.0)	(c)	(0.4)	(h)	487.3
Amortization of intangible assets	44.3	–	0.4	13.2	(d)	–		57.9

Operating earnings (loss)	127.6	6.6	(4.1)	(10.5)		(1.0)		118.6
Interest expense	(96.5)	–	–	–		(2.0)	(i)	(98.5)
Loss from debt retirement	(6.4)	–	–	–		–		(6.4)
Investment income	0.1	–	–	–		–		0.1

Earnings (loss) before provision (benefit) for income taxes	24.8	6.6	(4.1)	(10.5)		(3.0)		13.8
Provision (benefit) for income taxes	15.3	3.1	(1.0)	(5.1)	(e)	(1.1)	(j)	11.2

Net earnings (loss)	$9.5	$3.5	$(3.1)	$(5.4)		$(1.9)		$2.6

Basic earnings per share	$0.63							$0.17

Diluted earnings per share	$0.61							$0.17

Weighted Average Common Shares:
Basic	15,152,286							15,152,286
Diluted	15,531,205							15,531,205

See Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

NORTEK, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

As of March 30, 2013 Pro Forma Adjustments
(Dollar amounts in millions)
(Unaudited)

PRO FORMA ADJUSTMENTS RELATED TO THE 2013 2GIG ACQUISITION:

(a) Unrestricted Cash and Cash Equivalents
Cash used for the acquisition of 2GIG	$(147.3)

(b) Accounts Receivable, Net
Eliminate 2GIG payable to Nortek	$(15.3)

(c) Inventories, Net
Fair value adjustment to inventories, net	$2.4

(d) Prepaid Income Taxes
Tax impact of fair value adjustments and liabilities not assumed	$(0.1)

(e) Goodwill
Fair value adjustment to goodwill	$11.1

(f) Intangible Assets, Net
Fair value adjustment to intangible assets	$36.4

(g) Short-term Bank and Other Obligations
Eliminate 2GIG related party loan arrangement not assumed by Nortek	$(5.1)

(h) Accounts Payable
Eliminate 2GIG payable to Nortek	$(15.3)

(i) Accrued Expenses and Taxes, Net
Eliminate 2GIG legal reserve not assumed by Nortek	$(2.7)
Eliminate 2GIG income taxes payable not assumed by Nortek	(2.2)

$(4.9)

(j) Deferred Income Taxes
Tax impact of fair value adjustments	$13.8

(k) 2GIG Historical Equity
Eliminate 2GIG historical equity	$(101.3)

PRO FORMA ADJUSTMENTS RELATED TO NORTEK CONSOLIDATING:

(l) Unrestricted Cash and Cash Equivalents
Cash from Nortek borrowings under ABL Facility to finance a portion of the 2GIG acquisition	$85.0

(m) Notes, Mortgage Notes and Obligations Payable, Less Current Maturities Nortek borrowings under ABL Facility to finance a portion of the 2GIG acquisition	$85.0

NORTEK, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIODS PRESENTED

Pro Forma Adjustments related to the 2013 2GIG Acquisition:

		For the three months ended March 30, 2013	For the year ended Dec. 31, 2012
		(Dollar amounts in millions)
		(Unaudited)
(a)	Net sales
	Eliminate recurring revenue not acquired	$(4.1)	$(15.3)

(b)	Cost of products sold
	Eliminate costs of recurring revenue not acquired	$(3.2)	$(12.3)
	Adjustment related to amortization of inventory fair value adjustment	(1.2)	1.3

		$(4.4)	$(11.0)

(c)	Selling, general and administrative expense, net
	Eliminate transaction fees	$(0.2)	$(5.0)
	Eliminate stock compensation expense	–	(0.4)
	Litigation adjustment	–	(1.6)

		$(0.2)	$(7.0)

(d)	Amortization of intangible assets
	Additional amortization of intangible assets	$1.5	$13.2

(e)	(Benefit) provision for income taxes
	Adjustment to (benefit) provision for income taxes	$(0.5)	$(5.1)

NORTEK INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIODS PRESENTED

Pro Forma Adjustments related to Nortek Consolidating:

		For the three months ended March 30, 2013	For the year ended Dec. 31, 2012
		(Dollar amounts in millions)
		(Unaudited)
(f)	Net sales
	Elimination of Nortek sales to 2GIG	$(24.1)	$(63.1)

(g)	Cost of products sold
	Elimination of costs of products sold related to Nortek sales to 2GIG	$(23.1)	$(61.7)

(h)	Selling, general and administrative expense, net
	Eliminate Nortek transaction fees	$(0.5)	$(0.4)

(i)	Interest expense
	Additional ABL Facility interest expense	$(0.5)	$(2.0)

The ABL Facility is a variable interest rate debt agreement. The annual impact to the unaudited pro forma condensed consolidated statement of operations for a  1/8% change in the interest rate assumption would be approximately $0.1 million.

(j)	(Benefit) provision for income taxes
	Adjustment to (benefit) provision for income taxes	$(0.4)	$(1.1)